Exhibit 4.15.1


                          LIFO RESTRUCTURING AGREEMENT

         This LIFO RESTRUCTURING AGREEMENT, dated as of July 15, 2002 (this "Agreement"), is entered into by and among:

         (a)      AMCAST INDUSTRIAL CORPORATION, an Ohio corporation
                  ("Borrower");

         (b) the Guarantors, as hereinafter defined, that are parties hereto (together with Borrower, collectively, the "Credit Parties");

         (c)      the lending institutions parties hereto (the "LIFO Banks");
                  and

         (d) KEYBANK NATIONAL ASSOCIATION, as agent for the LIFO Banks ("LIFO Agent" and together with the LIFO Banks, collectively, the "LIFO Lenders").

                             PRELIMINARY STATEMENTS:
                             ----------------------

1. The Credit Parties, LIFO Agent and the LIFO Banks are parties to the Last-In-First-Out Credit Agreement, dated as of June 5, 2001 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "LIFO Credit Agreement") pursuant to which the LIFO Banks have made certain loans and other extensions of credit all on the terms and conditions set forth in the LIFO Lender Documents.

2. Borrower has informed the LIFO Lenders that it will be unable to comply with certain provisions of the LIFO Credit Agreement.

3. Borrower, the LIFO Lenders, the Subordinated Lenders (as hereinafter defined), and the Collateral Agent (as hereinafter defined) are parties to the Subordination, Waiver and Consent Agreement, dated as of June 5, 2001 (as the same may from time to time be amended, restated or otherwise modified, the "Subordination Agreement").

4. In connection with the foregoing, the Credit Parties have requested that the LIFO Lenders enter into this Agreement.


                                   AGREEMENT:

         In consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

SECTION 1.        definitions.
                  -----------

1.1 Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the LIFO Credit Agreement. As used in this Agreement, the following terms have the following meanings:

                  "Additional Prepayment" has the meaning set forth in Section 3.5(a) hereof.

"Applicable Restructuring Fee Rate" means the applicable number of basis points, based upon the calculation of the Restructuring Leverage Ratio for the most recently completed four fiscal quarters, set forth below:



                                                 Restructuring Leverage Ratio
----------------------- -------------------- -------------------- --------------------- --------------------
                        Borrower's First     Borrower's Second     Borrower's Third     Borrower's Fourth
  Applicable Basis     Fiscal Quarter of    Fiscal Quarter of    Fiscal Quarter of     Fiscal Quarter of
       Points                 2003                 2003                  2003                 2003
---------------------- -------------------- -------------------- --------------------- --------------------
20 basis points        Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 6.25 to     equal to 5.75 to     equal to 5.50 to      equal to 5.25 to
                       1.00                 1.00                 1.00                  1.00
---------------------- -------------------- -------------------- --------------------- --------------------
15 basis points        Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 6.00 to     equal to 5.50 to     equal to 5.25 to      equal to 5.00 to
                       1.00, but less       1.00, but less       1.00, but less than   1.00, but less
                       than 6.25 to 1.00    than 5.75 to 1.00    5.50 to 1.00          than 5.25 to 1.00
---------------------- -------------------- -------------------- --------------------- --------------------
10 basis points        Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 5.75 to     equal to 5.25 to     equal to 5.00 to      equal to 4.75 to
                       1.00, but less       1.00, but less       1.00, but less than   1.00, but less
                       than 6.00 to 1.00    than 5.50 to 1.00    5.25 to 1.00          than 5.00 to 1.00
---------------------- -------------------- -------------------- --------------------- --------------------
5 basis points         Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 5.50 to     equal to 5.00 to     equal to 4.75 to      equal to 4.50 to
                       1.00, but less       1.00, but less       1.00, but less than   1.00, but less
                       than 5.75 to 1.00    than 5.25 to 1.00    5.00 to 1.00          than 4.75 to 1.00
---------------------- -------------------- -------------------- --------------------- --------------------


The Applicable Restructuring Fee Rate may be adjusted to levels acceptable to LIFO Agent and the Required Banks after, and based upon a review of, the Budget, which adjustment shall be effective upon delivery by the Required Banks of written notice of such adjustment to Borrower.

"Budget" means a budget, including monthly and quarterly balance sheets, income statements and cash flow statements on a Consolidated basis and by plant basis and otherwise in form and detail satisfactory to the Required Banks, that details Borrower's projected costs, expenses, other expenditures, capital requirements and financial performance forecast for Borrower's 2003 fiscal year.

"Cash Collateral Account" has the meaning set forth in Section 3.10(a) hereof.

"Collateral Agent" means KeyBank National Association, in its capacity as Collateral Agent under the Subordinated Lender Collateral Documents, together with its successors and assigns in such capacity.

"Commitment Letter" has the meaning set for the in Section 3.9(b) hereof.

"Committed Debt" means, as of any date, the sum of (a) Funded Indebtedness (as defined in the Existing Credit Agreement), plus (b) the difference between (i) the Maximum Amount and (ii) the aggregate principal amount of Revolving Loans outstanding under the LIFO Credit Agreement, minus (c) the aggregate amount of cash on deposit in the Cash Collateral Account.

"Companies" means, collectively, Borrower and each Subsidiary.

"Creditor Documents" means, collectively, the LIFO Lender Documents and the Subordinated Lender Documents.

"Creditors" means, collectively, the Subordinated Lenders and the LIFO Lenders.

"CTC Forbearance Agreement" means the Forbearance and Waiver Agreement among Borrower, the LIFO Agent, on behalf of and for the benefit of the LIFO Banks, and Bank One, Indiana, National Association on behalf of itself and as CTC Agent (as defined therein) for the benefit of and on behalf of the CTC Banks (as defined therein), dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.

"Domestic EBITDA" means Consolidated EBITDA less the amounts used in calculating Consolidated EBITDA that are attributed to Foreign Subsidiaries.

"Effective Date" has the meaning set forth in Section 6 hereof.

"Existing Credit Agreement" means the Credit Agreement, dated as of August 14, 1997, among Borrower, the Existing Credit Agreement Banks and the Existing Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"Existing Credit Agreement Agent" means KeyBank National Association, as Agent for the Existing Credit Agreement Banks, together with its successors and assigns in such capacity.

"Existing Credit Agreement Banks" means the lenders party to the Existing Credit Agreement, together with their respective successors and assigns in such capacity.

"Existing Credit Agreement Loan Documents" means the Loan Documents, as defined in the Existing Credit Agreement.

"Existing Credit Agreement Obligations" means all indebtedness and other obligations incurred by Borrower or any other Company to the Existing Credit Agreement Agent or the Existing Credit Agreement Banks pursuant to the Existing Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Foreign Subsidiary" means a Subsidiary that is organized outside of the United States.

"Guarantor" means any Person that pledges its credit or property in any manner for the payment or other performance of any of the LIFO Lender Obligations or Subordinated Lender Obligations.

"Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of June 5, 2001, by and among the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders, the Line of Credit Lenders and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

"Lien" means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

"LIFO Credit Agreement" has the meaning set forth in the Preliminary Statements of this Agreement.

"LIFO Lender Collateral" means any property, whether tangible or intangible, at any time securing the LIFO Lender Obligations, or any part thereof.

"LIFO Lender Collateral Documents" means the Security Documents, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the LIFO Lender Collateral, or any part thereof.

"LIFO Lender Documents" means, collectively, the LIFO Credit Agreement, the LIFO Lender Collateral Documents, the Loan Documents and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

"LIFO Lender Liens" means the Liens granted to the LIFO Agent, for the benefit of the LIFO Banks, in the LIFO Lender Collateral pursuant to the LIFO Lender Collateral Documents.

"LIFO Lender Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to LIFO Agent and/or the LIFO Banks pursuant to the LIFO Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Line of Credit Documents" means the promissory notes and other agreements evidencing the Line of Credit Obligations.

"Line of Credit Lenders" means the Line of Credit Lenders, as defined in the Existing Credit Agreement.

"Line of Credit Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Line of Credit Lenders pursuant to the Line of Credit Documents, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Northwestern" means The Northwestern Mutual Life Insurance Company, together with its successors and assigns.

"Northwestern Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Northwestern certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"Note Agreements" means, collectively, the Principal Note Agreement and the Northwestern Note Agreement.

"Noteholders" means, collectively, Principal and Northwestern.

"Noteholder Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Noteholders pursuant to the Note Agreements and the Notes issued thereunder, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

"Principal" means Principal Life Insurance Company, together with its successors and assigns.

"Principal Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Principal certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"Refinancing" has the meaning set forth in Section 3.9(b) hereof.

"Refinancing Package" has the meaning set forth in Section 3.9(a) hereof.

"Refinancing Rejection Fee" has the meaning set for the in Section 3.9 hereof.

"Refinancing Report" has the meaning set forth in Section 3.9(c) hereof.

"Refinancing Requirements" has the meaning set forth in Section 3.9(c) hereof.

"Required Banks" means the Required Banks, as defined in the LIFO Credit Agreement.

"Restructuring Fee" has the meaning set forth in Section 3.4 hereof.

"Restructuring Leverage Ratio" means, at any time, the ratio of (a) Committed Debt, to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

"Restructuring Period" has the meaning set forth in Section 3.1 hereof.

"Strategic Plan" has the meaning set forth in Section 3.7 hereof.

"Subject Noncompliance Events" has the meaning set forth in Section 2.2 hereof.

"Subordinated Lender Collateral" means any property, whether tangible or intangible, at any time securing the LIFO Lender Obligations, or any part thereof.

"Subordinated Lender Collateral Documents" means the Collateral Documents, as defined in the Existing Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Subordinated Lender Collateral, or any part thereof.

"Subordinated Lender Documents" means, collectively, the Existing Credit Agreement, the Existing Credit Agreement Loan Documents, the Note Agreements, the Line of Credit Documents, the Subordinated Lender Collateral Documents, the Intercreditor Agreement and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

"Subordinated Lender Liens" means the Liens granted to the Collateral Agent, for the benefit of the Subordinated Lenders, in the Subordinated Lender Collateral pursuant to the Subordinated Lender Collateral Documents, or any other Lien granted to or acquired by any Person that by its terms secures the Subordinated Lender Obligations, or any part thereof.

"Subordinated Lender Obligations" means, collectively, (a) the Existing Credit Agreement Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) all indebtedness or other obligations owing by the Companies to the Collateral Agent or any Subordinated Lender pursuant to the Subordinated Lender Collateral Documents.

"Subordinated Lender Restructuring Agreement" means the Restructuring Agreement, dated as of the date hereof, among the Subordinated Lenders and Borrower, as the same may from time to time be amended, restated or otherwise modified.

"Subordinated Lenders" means, collectively, the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Line of Credit Lenders, and the Noteholders.

"Subordination   Agreement"  has  the  meaning  set  forth  in  the  Preliminary
Statements of this Agreement.

"Subsidiary" of Borrower or any of its Subsidiaries means (a) a corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

"Termination Date" shall have the meaning set forth in Section 3.1 hereof.

"Termination Event" has the meaning set forth in Section 3.11 hereof.

"Voting Power" means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

1.2 Plural Terms. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

SECTION 2.        CREDIT PARTY acknowledgments.
                  ----------------------------

2.1 Outstanding Indebtedness. Each Credit Party acknowledges and confirms (a) that the aggregate principal amount of all outstanding indebtedness of the Credit Parties (or any thereof) owing to the LIFO Lenders is, or on the effective date of this Agreement will be, $20,000,000 and that such amount, together with all interest thereon and fees related thereto, is not subject to any defense, counterclaim, recoupment or offset of any kind and that (b) each Credit Party's obligations in respect of such indebtedness are absolute and unconditional.

2.2 Subject Noncompliance Events. Each Credit Party acknowledges that Borrower has failed to comply with, or will fail to comply with, the provisions of the LIFO Credit Agreement set forth on Exhibit A hereto (the "Subject Noncompliance Events").

2.3 Continuing Noncompliance Events. Each Credit Party acknowledges that (a) the Subject Noncompliance Events are and will be continuing and have not been waived by virtue of any previous actions (or failure to act) by LIFO Agent or the LIFO Banks, or through any course of conduct or course of dealing or otherwise, (b) as a result of the Subject Noncompliance Events, the LIFO Lenders, pursuant to their respective LIFO Lender Documents, have the right to, among other things,
(i) terminate their respective obligations (if any) to make any further loan or other extension of credit, and (ii) accelerate the maturity of the LIFO Lender Obligations, as the case may be, and (c) no LIFO Lender has any obligation to enter into this Agreement.

SECTION 3.        RESTRUCTURING PERIOD.
                  --------------------

3.1 Restructuring Period. During the Restructuring Period, except as specifically set forth in this Section 3, no LIFO Lender will exercise any of their respective rights or remedies under the LIFO Lender Documents or applicable law with respect to the Subject Noncompliance Events. For purposes of this Agreement, "Restructuring Period" means the period commencing on the Effective Date and ending on the earlier of (a) September 14, 2003 and (b) the date the Restructuring Period is terminated upon the occurrence of any of the events described in Section 3.11 hereof (the "Termination Date").

3.2 Loans. Notwithstanding anything to the contrary herein or in any LIFO Lender Document, during the during the Restructuring Period, Borrower shall not request any loan or other extension of credit from any LIFO Lender pursuant to any of the LIFO Lender Documents, and no LIFO Lender shall make any such loan or grant any other extension of credit to Borrower.

3.3 Interest Rate Under the LIFO Credit Agreement. Notwithstanding the terms of the LIFO Credit Agreement, on and after the date hereof, (a) Borrower shall pay interest on the unpaid principal amount of each Loan at a rate per annum equal to the sum of the Derived Base Rate from time to time in effect plus 2%; and (b) after the occurrence of a Termination Event, interest on all outstanding Loans shall be payable at a rate per annum equal to 3.0% in excess of the interest rate otherwise applicable to such Loan.

3.4 Fees. In addition to the fees set forth in any of the LIFO Lender Documents, Borrower shall pay to the Creditors, to be distributed on a pro rata basis, a fee (the "Restructuring Fee") on each date that Borrower delivers its financial statements for each of Borrower's fiscal quarters pursuant to Section 4.3(d) of the LIFO Credit Agreement, commencing with the financial statements for Borrower's fiscal quarter ending on or about November 30, 2002, in an amount equal to the product of (a) the Applicable Restructuring Fee Rate times (b) the Committed Debt divided by four. For the avoidance of doubt, the Restructuring Fees payable pursuant to this Section 3.4 are the same as and not in addition to the restructuring fees payable pursuant to Section 3.4 of the Subordinated Lender Restructuring Agreement.

3.5      Mandatory Prepayments.
         ---------------------

                  (a) In addition to any mandatory prepayment provisions in any of the Creditor Documents, Borrower shall pay to the applicable Creditors, as a mandatory prepayment on their respective LIFO Lender Obligations and, if applicable, the Subordinated Lender Obligations, the following amounts (collectively, the "Additional Prepayments") that shall be applied to such obligations as set forth below:

                           (i)      on February 28, 2003, $4,000,000; and

                           (ii)     on August 31, 2003, $3,500,000.

                  (b) Each Additional Prepayment shall be applied, first, to the LIFO Lender Obligations, if any (with a corresponding permanent reduction of the Revolving Credit Commitment), and, second, to the Subordinated Lender Obligations, on a pro rata basis.

                  (c) The Borrowing Base shall be reduced by an amount equal to the sum of all Additional Prepayments made at or prior to the time that the Borrowing Base is calculated.

Provided, however, that the amount of any Additional Prepayment (A) will be adjusted to reflect the impact of the sale of any business unit sold prior to the dates set forth in subparts (i) and (ii) hereof, and, and (B) may be adjusted to an amount reasonably acceptable to the Required Banks after, and based upon a review of, the Budget, which adjustment shall be effective upon delivery by the Required Banks of written notice of such adjustment to Borrower.

3.6 Budget. On or before August 15, 2002, Borrower shall deliver the Budget to each of the LIFO Lenders. ------

3.7 Strategic Plan. Borrower will use commercially reasonable efforts to execute and perform in a timely manner Borrower's strategic plan which includes the disposal of certain non-strategic assets as presented to the Creditors (the "Strategic Plan") and if Borrower shall fail at any time to be proceeding in a timely and commercially reasonable manner, as determined by the Required Banks in their sole discretion, then Borrower will pay the Creditors, on a pro rata basis, the fees agreed to between Borrower and the Creditors on the dates agreed to between Borrower and the Creditors. In addition, Borrower shall engage an investment banking firm, acceptable to the Required Banks, that will, among other things, assist Borrower in executing the Strategic Plan.

3.8 Financial Covenants. The LIFO Lenders and Borrower agree that the financial covenants set forth below shall replace the financial covenants set forth in
Section 4.7(b), (c) and (d) of the LIFO Credit Agreement. Borrower shall comply at all times with each of the following:

                  (a) Adjusted Net Worth Ratio. Borrower shall not suffer or permit at any time the Adjusted Net Worth Ratio, for the most recently completed four fiscal quarters of the Companies, to be greater than (i)
         12.00 to 1.00 for the four fiscal quarter period of the Companies ending on or about August 31, 2002, (ii) 12.70 to 1.00 for the four fiscal quarter period of the Companies ending on or about November 30, 2002, (iii) 13.90 to 1.00 for the four fiscal quarter period of the Companies ending on or about February 28, 2003, (iv) 14.90 to 1.00 for the four fiscal quarter period of the Companies ending on or about May 31, 2003, and (v) 15.60 to 1.00 for the four fiscal quarter period of the Companies ending on or about August 31, 2003 and each four fiscal quarter period thereafter.

                  (b) Consolidated EBITDA. Borrower shall not suffer or permit at any time Consolidated EBITDA, for the most recently completed four fiscal quarters of the Companies, to be less than (i) $28,967,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2002, (ii) $32,412,000 for the four fiscal quarter period of the Companies ending on or about November 30, 2002, (iii) $35,735,000 for the four fiscal quarter period of the Companies ending on or about February 28, 2003, (iv) $36,541,000 for the four fiscal quarter period of the Companies ending on or about May 31, 2003, and (v) $39,059,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2003.

                  (c) Domestic EBITDA. Borrower shall not suffer or permit at any time Domestic EBITDA, for the most recently completed four fiscal quarters of the Companies, to be less than (i) $28,719,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2002, (ii) $33,389,000 for the four fiscal quarter period of the Companies ending on or about November 30, 2002, (iii) $36,413,000 for the four fiscal quarter period of the Companies ending on or about February 28, 2003, (iv) $35,064,000 for the four fiscal quarter period of the Companies ending on or about May 31, 2003, and (v) $35,999,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2003.

                  (d) Consolidated Capital Expenditures. Borrower shall not suffer or permit at any time Consolidated Capital Expenditures, for the most recently completed fiscal year of the Companies, to be greater than (i) $22,537,000 for the fiscal year of the Companies ending on or about August 31, 2002, and (ii) $24,691,000 for the fiscal year of the Companies ending on or about August 31, 2003.

Provided, however, that any of the financial covenants set forth above (i) will be adjusted to reflect the impact on such covenants for any fiscal quarter (and any testing period including such fiscal quarter) following the sale by the Companies of any business unit sold prior to such fiscal quarter of the Companies, and (ii) may be adjusted to an amount reasonably acceptable to the Required Banks after, and based upon a review of, the Budget, which adjustment shall be effective upon delivery by the Required Banks of written notice of such adjustment to Borrower.

3.9      Refinancing Covenants.
         ---------------------

                  (a) Refinancing Package. On or before February 28, 2003, Borrower shall deliver to the LIFO Lenders and no less than three prospective lenders, reasonably acceptable to the Required Banks, its business plan and such other reports necessary to evaluate the financial condition of the Companies, all in form and detail satisfactory to the Required Banks (the "Refinancing Package").

                  (b) Commitment Letter. On or before June 30, 2003, Borrower shall have delivered to the LIFO Lenders a fully executed and effective commitment letter, in form and substance reasonably satisfactory to the Required Banks, from a lender or syndicate of lenders reasonably acceptable to the Required Banks, which shall provide, among other things, for (i) the refinancing of the Subordinated Lender Obligations and the LIFO Lender Obligations (the "Refinancing"), and (ii) a closing date of the Refinancing of no later than September 14, 2003 (the "Commitment Letter").

                  (c) Refinancing Report. On or before February 28, 2003, and on the last business day of each bi-weekly period thereafter, Borrower shall deliver to LIFO Agent a report, in form and detail satisfactory to the Required Banks, of its progress in obtaining the Refinancing (each a "Refinancing Report" and together with the Refinancing Package and the Commitment Letter, collectively, the "Refinancing Requirements").

Provided, however, that if Borrower fails to deliver any of the Refinancing Requirements on or before the applicable dates set forth above such failure shall not constitute a Termination Event if Borrower pays to the Creditors, on or before the applicable dates set forth above, a fee in the amount of $100,000 for each such failure (each a "Refinancing Rejection Fee"), which Refinancing Rejection Fee shall be distributed on a pro rata basis and shall be fully earned when paid. The payment of any Refinancing Rejection Fee by Borrower in connection with the failure to deliver any Refinancing Requirement will not relieve Borrower of its obligation to deliver any subsequent Refinancing Requirement or, if applicable, to pay any Refinancing Rejection Fee in connection therewith.

3.10     Cash Reserve Availability.
         -------------------------

                  (a) Concurrently herewith, Borrower shall deposit cash into a deposit account in the name of and under the exclusive control of the LIFO Agent, for the benefit of the LIFO Banks (the "Cash Collateral Account") an amount equal to the lesser of (i) $20,000,000 or (ii) the amount available under the Borrowing Base as currently defined in the LIFO Credit Agreement;

                  (b) On and after the date hereof, Borrower shall maintain at all times in the Cash Collateral Account an amount equal to the lesser of (i) $20,000,000 and (ii) the difference between $20,000,000 and the Borrowing Base;

                  (c) Borrower may request withdrawals from the Cash Collateral Account, provided Borrower shall at all times prior to and immediately after such withdraw be in compliance with this Agreement; and

                  (d) Borrower shall deliver to the LIFO Agent a Borrowing Base Certificate on the second Business Day of each week.

3.11 Termination of Restructuring Period. Upon the occurrence of any Termination Event and at all times thereafter the Restructuring Period shall automatically terminate without demand or notice of any kind. For purposes of this Agreement, "Termination Event" means:

(a) the occurrence of any default or event of default under any of the Creditor Documents (other than the Subject Noncompliance Events);

(b) the occurrence of a default under, or the breach by any Credit Party of any of the provisions of, this Agreement;

(c) the  occurrence of a default,  event of default,  or  Termination  Event (as
defined  in  the  Subordinated   Lender   Restructuring   Agreement)  under  the
Subordinated Lender Restructuring Agreement;

(d) if a final judgment or order for the payment of money damages shall be rendered against any Company by a court of competent jurisdiction, provided that the aggregate of all such judgments for all such Companies shall exceed $1,000,000 in excess of applicable insurance coverage;

(e) the failure of the Budget delivered pursuant to Section 3.6 hereof to be acceptable to the Required Banks; or

(f) any representation or warranty made by any Company under this Agreement or any agreement, instrument or other document executed or delivered by any Company in connection with this Agreement is untrue or incorrect in any material respect when made or any schedule, certificate, statement, report, financial data, notice or writing furnished at any time by any Company to any LIFO Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified.

3.12 Effect at End of Restructuring Period. On the Termination Date, the Subject Noncompliance Events will be deemed to have continued to exist and, without regard to any matters transpiring during the Restructuring Period or the financial condition or prospects of the Companies as of such date, the LIFO Lenders (or any thereof) shall be fully entitled to exercise any rights and remedies they may have under the LIFO Lender Documents or applicable law.

3.13 ACKNOWLEDGMENT. EACH CREDIT PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE RESTRUCTURING PROVISIONS SET FORTH IN SECTION 3.1 HEREOF IS EFFECTIVE ONLY DURING THE RESTRUCTURING PERIOD AND THAT, AFTER THE TERMINATION DATE, EACH OF THE LIFO LENDER DOCUMENTS WILL BE IN MATERIAL DEFAULT AND THE LIFO LENDERS WILL BE FULLY ENTITLED IMMEDIATELY TO EXERCISE THEIR RIGHTS AND REMEDIES UNDER THE LIFO LENDER DOCUMENTS OR APPLICABLE LAW WITHOUT REGARD TO ANY MATTERS
TRANSPIRING DURING THE RESTRUCTURING PERIOD OR THE FINANCIAL CONDITION OR PROSPECTS OF THE COMPANIES. EACH CREDIT PARTY UNDERSTANDS THAT THE LIFO LENDERS ARE EXPRESSLY RELYING ON THE TERMS OF THIS SECTION AND WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE ACKNOWLEDGMENT AND AGREEMENT IN THIS SECTION.

3.14 No Waiver. Nothing in this Agreement shall in any way be deemed to be (a) a waiver of any default or event of default including the Subject Noncompliance Events or (b) an agreement to forbear from exercising any remedies with respect to any default or event of default except as specifically set forth in Section
3.1 hereof.

3.15 No Contest. Each Credit Party agrees that it shall not dispute the validity or enforceability of any of the LIFO Lender Documents, or any of its obligations thereunder, or the validity, priority, enforceability or extent of any LIFO Lender Lien, in any judicial, administrative or other proceeding, either during or following the expiration or termination of the Restructuring Period.

SECTION 4.        LIFO LENDERS' ACKNOWLEDGMENT.
                  ----------------------------

         Each LIFO Lender consents to and acknowledges the terms of the Subordinated Lender Restructuring Agreement.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

         To induce the LIFO Lenders to enter into this Agreement, the Credit Parties represent and warrant to the LIFO Lenders that:

5.1 Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Credit Parties of this Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of (a) any law, (b) any judgment, decree or order or
(c) their respective articles or certificate of incorporation or bylaws and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Credit Parties (or any thereof) or upon any of their respective properties. This Agreement and each of the LIFO Lender Documents to which any Credit Party is a party are its legal, valid and binding obligations, enforceable against it in accordance with its terms.

5.2 Representations and Warranties; Default. As of the Effective Date, except for those representations or warranties specifically made as of another date, the representations and warranties of any of the Credit Parties contained in the LIFO Lender Documents are true and correct. As of the Effective Date, except for the Subject Noncompliance Events, no default or event of default has occurred and is continuing.

SECTION 6.        CONDITIONS PRECEDENT.
                  --------------------

         Notwithstanding any other provision contained in this Agreement, the effectiveness of this Agreement and the obligation of the LIFO Lenders to institute the provisions of this Agreement and the commencement of the Restructuring Period shall be effective on the date (the "Effective Date") on which the LIFO Agent has received all of the following:

(a) executed counterpart signature pages of this Agreement from the parties hereto;

(b) a restructuring fee, for the pro rata benefit of the LIFO Banks, in the amount of $200,000, which shall be fully earned when paid;

(c) a copy of the agent fee letter, which shall be in form and substance satisfactory to the LIFO Agent, executed by Borrower and payment of the fees set forth therein;

(d) the cash required to be deposited by Borrower into the Cash Collateral Account pursuant to Section 3.10(a) of this Agreement;

(e) an executed copy of the Subordinated Lender Restructuring Agreement;

(f) payment from Borrower of all out-of-pocket costs and expenses of LIFO Agent, including the fees and out-of-pocket charges of counsel for LIFO Agent; and

(g) such other documents as LIFO Lenders may reasonably request.

SECTION 7.        MISCELLANEOUS.
                  -------------

7.1 Captions. The recitals to this Agreement (except for definitions) and the section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

7.2 Release. AS A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT, AND IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, EACH CREDIT PARTY HEREBY HOLDS HARMLESS, RELEASES, ACQUITS AND FOREVER DISCHARGES THE LIFO LENDERS, THE RESPECTIVE PARTICIPANTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES,

SERVANTS,  ATTORNEYS  AND  REPRESENTATIVES,  AS  WELL AS THE  RESPECTIVE  HEIRS,
PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THEM (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACTIONS, CAUSES OF ACTION, SUITS, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, OFFSETS AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, THAT ANY SUCH CREDIT PARTY EVER HAD, NOW HAVE, OR MIGHT HEREAFTER HAVE AGAINST ANY RELEASED PARTY, JOINTLY OR SEVERALLY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING BEFORE THE DATE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY OF THE FOREGOING THAT RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR LIFO LENDER DOCUMENT. IN ADDITION, EACH CREDIT PARTY AGREES NOT TO COMMENCE, JOIN IN OR PROSECUTE ANY SUIT OR OTHER PROCEEDING THAT IS ADVERSE TO ANY OF THE RELEASED PARTY ARISING DIRECTLY OR INDIRECTLY FROM ANY OF THE FOREGOING MATTERS. THE CREDIT PARTIES AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES FROM ANY LOSS OR DAMAGES, CLAMS, COSTS AND ATTORNEY FEES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LIFO LENDER DOCUMENT.

7.3 LIFO Lender Documents Unaffected. Except as herein otherwise specifically provided, all provisions of the LIFO Lender Documents shall remain in full force and effect and be unaffected hereby.

7.4 No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Credit Party is relying on any other representations, either written or oral, express or implied, made to such Credit Party by any LIFO Lender. Each Credit Party agrees that the consideration received by such Credit Party under this Agreement has been actual and adequate.

7.5 No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party.

7.6 Successors and Assigns. This Agreement is binding upon the Credit Parties, the LIFO Lenders and their respective successors and assigns, and inures to the sole benefit of the Credit Parties, the LIFO Lenders and their successors and assigns. No Credit Party has any right to assign its rights or delegate their duties under this Agreement.

7.7 Continued Effectiveness. Notwithstanding anything contained in this Agreement, the terms of this Agreement are not intended to and do not serve to effect a novation as to any LIFO Lender Document. The parties to this Agreement expressly do not intend to extinguish any LIFO Lender Document. Instead, the parties to this Agreement expressly intend to reaffirm the indebtedness created under the LIFO Lender Documents. The LIFO Lender Documents remain in full force and effect and the terms and provisions of the LIFO Lender Documents are ratified and confirmed.

7.8 Tolling. Any and all statutes of limitations, repose or similar legal constraints on the time by which a claim must be filed, a person given notice thereof, or asserted, that expire, run or lapse during the Restructuring Period on any claims that any LIFO Lender may have against any Credit Party or any other persons relating to any of the Credit Parties (collectively, the "Restructuring Period Statutes of Limitation") will be tolled during the Restructuring Period. Each Credit Party waives any defense they may have against any of the LIFO Lenders under the Restructuring Period Statutes of Limitation, applicable law or otherwise solely as to the expiration, running or lapsing of the Restructuring Period Statutes of Limitation during the Restructuring Period.

7.9 Revival of Obligations. If all or any part of any payment under or on account of the LIFO Lender Documents, this Agreement or any agreement, instrument or other document executed or delivered by any Credit Party in connection with this Agreement is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of such Credit Party in respect thereof shall be immediately and automatically revived without the necessity of any action by the LIFO Lenders.

7.10 Governing Law. This Agreement shall be construed according to the laws of the State of Ohio, without regard to principles of conflicts of laws.

7.11 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

7.13 Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed to the address of such party specified on the signature page of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or 48 hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

7.14 Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder shall be brought in the United States District Court for the Northern District of Ohio or in the Court of
Common Pleas, Cuyahoga County, Ohio, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

7.15 Severability of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

7.16 Legal Representation of Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

7.17 JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT
EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED.

                 [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.


                                                          BORROWER:

Address:   9887 Washington Village Drive         AMCAST INDUSTRIAL CORPORATION
           Dayton, Ohio  45459
           Attn:  President                       By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title: Vice President, Finance

                                                          GUARANTORS:

Address:   9887 Washington Village Drive         ELKHART PRODUCTS CORPORATION
           Dayton, Ohio  45459
           Attn:  President                       By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         AMCAST AUTOMOTIVE OF INDIANA,
           Dayton, Ohio  45459                   INC.
           Attn:  President
                                                  By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         AS INTERNATIONAL, INC.
           Dayton, Ohio  45459
           Attn:  President                       By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         IZUMI, INC.
           Dayton, Ohio  45459
           Attn:  President                       By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         AMCAST CASTING TECHNOLOGIES,
           Dayton, Ohio  45459                   INC.
           Attn:  President
                                                  By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         AMCAST INDUSTRIAL FINANCIAL
           Dayton, Ohio  45459                   SERVICES, INC.
           Attn:  President
                                                  By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         AMCAST INVESTMENT SERVICES
           Dayton, Ohio  45459                   CORPORATION
           Attn:  President
                                                  By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

Address:   9887 Washington Village Drive         CASTING TECHNOLOGY COMPANY
           Dayton, Ohio  45459
           Attn:  President                      By: Amcast Casting
                                                 Technologies, Inc., a
                                                 General Partner

                                                  By:/s/ F. J. Drew
                                                  Name:  Francis J. Drew
                                                  Title:    Vice President

                                                          LIFO LENDERS:

Address:      127 Public Square, 6th Floor       KEYBANK NATIONAL ASSOCIATION,
              Cleveland, Ohio  44114             as LIFO Agent and a LIFO Bank
              Attn:  Dale A. Clayton
                                                  By:  /s/ Dale A. Clayton
                                                  Name:   Dale A. Clayton
                                                  Title:     Vice President

Address:      One Wall Street, 16th Floor        THE BANK OF NEW YORK
              New York, New York  10286
              Attn:  Stephen C. Brennan           By:  /s/ Stephen C. Brannon
                                                  Name:   Stephen C. Brannon
                                                  Title:     Vice President

Address:      100 E. Broad Street                BANK ONE INDIANA, N.A.
              Columbus, Ohio  43215
              Attn: ___________________           By: /s/ Richard Babcock
                                                  Name:   Richard Babcock
                                                  Title:   First Vice President

Address:      55 East Monroe Street              CREDIT AGRICOLE INDOSUEZ
              Chicago, Illinois  60603
              Attn:  __________________           By:  /s/ Frederik W. Asse
                                                  Name:   Frederik W. Aase
                                                  Title:     Vice President

                                                  and   /s/ Joseph D. Catarina
                                                  Name:   Joseph D. Catarina
                                                  Title:     Vice President

Address:      500 Woodward Avenue                COMERICA BANK
              Detroit, Michigan  48226
              Attn:  N. Mester   3265             By:  /s/ A. J. Anderson
                                                  Name:   A. J. Anderson
                                                  Title:   First Vice President

Address:      6 North Main Street                NATIONAL CITY BANK
              Dayton, Ohio  45412
              Attn:  Corporate Banking            By:  /s/ Neal J. Hinker
                                                  Name:  Neal J. Hinker
                                                  Title:   Senior Vice President

Address:      U.S. Bancorp Center                U.S. BANK NATIONAL  ASSOCIATION
              BC-MN-H22A                         (successor to Firstar Bank,
              800 Nicollet Mall                  N.A.)
              Minneapolis, MN 55402               By:  /s/ Greg Wilson
                                                  Name:   Greg Wilson
                                                  Title:     VP

                                    EXHIBIT A

                          SUBJECT NONCOMPLIANCE EVENTS

1. The failure to comply with Section 6.1 of the Existing Credit Agreement (as such section relates to the payment of principal) on September 14, 2002.

2.       The  noncompliance  with Section 6.5 of the LIFO Credit  Agreement as a
         result  of  the  Subject   Noncompliance  Events  (as  defined  in  the
         Subordinated Lender Restructuring Agreement.